Exhibit 3.1(ff)

ARTICLES OF AMENDMENTS TO
THE ARTICLES OF INCORPORATION OF
CTC COMMUNICATIONS OF VIRGINIA, INC.

ONE

The name of the Corporation is CTC Communications of Virginia, Inc.

TWO

The Articles of Incorporation of the Corporation are hereby amended by striking out Article 1, thereof in its entirety and by substituting it lieu of said Article the following new Article 1.

“1.                                 The name of the public service corporation is CTC Communications of Virginia, Inc.

The purposes for which the public service corporation is formed are as follows:

a.                                       For the sale of local exchange, local toll and long distance, voice and data telecommunications services.

b.                                      To carry on any business or other activity which may be lawfully carried on by a corporation organized under the laws of the Commonwealth of Virginia, whether or not related to those referred to in the foregoing paragraph.

THREE

This Amendment to the Articles of Incorporation of the Corporation was duly adopted by unanimous consent of the directors and sole stockholder on the 27th day of July, 1998.

FOUR

The undersigned, Secretary-Treasurer, declares that the facts herein stated are true as of this 27th day of July, 1998.

CTC Communications of Virginia, Inc.

By:	/s/ John D. Pittenger
John D. Pittenger, Secretary-Treasurer

ARTICLES OF INCORPORATION
OF
CTC Communications of Virginia, Inc.

The undersigned. pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is: CTC Communications of Virginia, Inc.

2.	The number (and classes. if any) of shares the corporation is authorized to issue is (are):

	Number of shares authorized			Class(es)

	200			Common

3.	A.	The corporation’s initial registered office address which is the business address of the initial registered agent is:

	5511 Staples Mill Road,			Richmond, VA	23228
	(number/street)			(city or town)	ZIP code)

	B.	The registered office is physically located in the [ ] City of [X] County of Henrico.

4.	A.	The name of the corporation’s initial registered agent is EDWARD R. PARKER.

	B.	The initial registered agent is (mark appropriate box):

		(1)	An individual who is a resident of Virginia and

☐ an initial director of the corporation

☒ a member of the Virginia State Bar

OR

		(2)	☐	a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902. Code of Virginia

5.	The NAMES and ADDRESSES of the initial directors are:

Robert Fabbricatore, 360 Second Ave., Waltham, MA 02154

John D. Pittenger, 360 Second Ave., Waltham, MA 02154

6.	INCORPORATOR(S):

	/s/ John D. Pittenger				John D. Pittenger
	Signature(s)				Printed name(s)